UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 2, 2026 (December 2, 2025)

(Date of earliest event reported)

MARVELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40357	85-3971597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 N. West Street, Suite 1200
Wilmington, Delaware 19801
(Address of principal executive offices, including Zip Code)

(302) 295-4840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.002 per share	MRVL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously reported, on December 2, 2025, Marvell Technology, Inc. (the “Company”) announced that it entered into an Agreement and Plan of Reorganization (the “Agreement”) with Celestial AI, Inc. (“Celestial”) pursuant to which the Company will acquire Celestial (the “Transaction”). The Company described the Transaction in its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2025 (the “Original 8-K”) and provided the approximate number of shares to be issued in connection with the Transaction. This filing supplements the Original 8-K to report the total number of shares of the Company’s common stock, par value $0.002 per share (the “Common Stock”) issued at the closing of the Transaction.

Item 3.02	Unregistered Sales of Securities.

On February 2, 2026, the Company closed the Transaction and issued 24,601,976 unregistered shares of Common Stock. In addition to the issuance of unregistered shares of Common Stock, the Company also assumed approximately 3.0 million Celestial options (on an as-converted to shares of Company Common Stock basis) which will be registered on a Registration Statement on Form S-8 shortly after closing of the Transaction. The Company may also issue additional shares of Common Stock, having a value of up to $2.25 billion as of the signing date, upon satisfaction of certain revenue milestones. The first milestone will be achieved if Celestial reaches cumulative revenue of at least $500 million by the end of the Company’s fiscal year 2029. Additional amounts will become payable if cumulative revenue exceeds $500 million but is less than $2.0 billion. The full earnout would be paid if Celestial’s cumulative revenue by the end of the Company’s fiscal year 2029 exceeds $2.0 billion.

Except as expressly set forth herein, this Current Report on Form 8-K/A does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. This Current Report on Form 8-K/A supplements the Original 8-K and should be read in conjunction with the Original 8-K.

The Common Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and was issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and rules and regulations of the U.S. Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated February 2, 2026

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVELL TECHNOLOGY, INC.

Date: February 2, 2026	By:	/s/ Mark Casper
Mark Casper
EVP, Chief Legal Officer and Secretary